      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2002

                                                REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                            ALLOS THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                                         54-1655029
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                   ----------


                       11080 CIRCLE POINT ROAD, SUITE 200
                           WESTMINSTER, COLORADO 80020
                    (Address of principal executive offices)

                                   ----------


                     2000 STOCK INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)



                                 MICHAEL E. HART
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ALLOS THERAPEUTICS, INC.
                       11080 CIRCLE POINT ROAD, SUITE 200
                           WESTMINSTER, COLORADO 80020
                                 (303) 426-6262
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                   ----------

                                   Copies to:
                              STEVEN E. SEGAL, ESQ.
                             MARC H. GRABOYES, ESQ.
                               COOLEY GODWARD LLP
                       380 INTERLOCKEN CRESCENT, SUITE 900
                           BROOMFIELD, COLORADO 80021
                                 (720) 566-4000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE            OFFERING             AGGREGATE             AMOUNT OF
      TO BE REGISTERED            REGISTERED(1)      PRICE PER SHARE(2)     OFFERING PRICE(2)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
  Stock Options and Common
  Stock (par value $.001)       3,881,176 shares           $8.57               $33,242,969             $3,058
==================================================================================================================

(1) This Registration Statement shall cover any additional shares of common stock that become issuable under the 2002 Stock Incentive Compensation Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (i) the weighted average exercise price for shares subject to options previously granted under the Registrant's 2000 Stock Incentive Compensation Plan, and (b) the average of the high and low prices of the Registrant's Common Stock on July 3, 2002, as reported on The Nasdaq Stock Market (National Market), for shares granted after the date hereof. The following chart illustrates the calculation of the registration fee:

           TYPE OF SHARES                  NUMBER OF SHARES      OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE
           --------------                  ----------------      ------------------------   ------------------------
 Shares issuable pursuant to options
  outstanding under the 2000 Stock              396,252                  $6.50(a)                 $ 2,575,638
    Incentive Compensation Plan

 Shares issuable upon exercise of
  options available for grant under
    the 2000 Stock Incentive                  3,484,924                  $8.80(b)                 $30,667,331
      Compensation Plan

         (a) Based on the weighted average exercise price of options outstanding.

         (b) Based on the proposed maximum offering price of the Registrant's securities computed in accordance with Rule 457(h) under the Securities Act.


================================================================================

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The contents of Registration Statement on Form S-8 (No. 333-38696) filed by Allos Therapeutics, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission on June 6, 2000 are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER

5.1               Opinion of Cooley Godward LLP

23.1              Consent of PricewaterhouseCoopers LLP

23.2 Consent of Cooley Godward LLP (included in Exhibit 5.1 to this Registration Statement)

24.1 Power of Attorney (included on the signature pages to this Registration Statement)

99.1              2000 Stock Incentive Compensation Plan (1)

(1) Incorporated by reference to the Company's Registration Statement on Form S-8 (file No. 333-38696), as filed with the Commission on June 6, 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on this 11th day of July, 2002.


                                       ALLOS THERAPEUTICS, INC.

                                       By: /s/ Michael E. Hart
                                          --------------------------------------
                                          Michael E. Hart
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Hart and Daniel R. Hudspeth, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                           TITLE                                   DATE
/s/ Michael E. Hart                                          President, Chief Executive Officer               July 11, 2002
--------------------------------------------                 and Director (Principal Executive
              Michael E. Hart                                Officer)

/s/ Stephen J. Hoffman                                       Chairman of the Board and Director               July 11, 2002
--------------------------------------------
      Stephen J. Hoffman, Ph.D., M.D.

/s/ Daniel R. Hudspeth                                       Vice President, Finance, Chief                   July 11, 2002
--------------------------------------------                 Financial Officer, Treasurer and
           Daniel R. Hudspeth                                Secretary (Principal Financial and
                                                             Accounting Officer)

/s/ Donald J. Abraham                                        Director                                         July 11, 2002
--------------------------------------------
        Donald J. Abraham, Ph.D.

/s/ Michael E. Casey                                         Director                                         July 11, 2002
--------------------------------------------
            Michael D. Casey

/s/ Mark G. Edwards                                          Director                                         July 11, 2002
--------------------------------------------
             Mark G. Edwards

/s/ Marvin E. Jaffe                                          Director                                         July 11, 2002
--------------------------------------------
           Marvin E. Jaffe, M.D.

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                                    DESCRIPTION
-------                                   -----------
5.1               Opinion of Cooley Godward LLP

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Cooley Godward LLP (included in Exhibit 5.1 to this
                  Registration Statement)

24.1 Power of Attorney (included on the signature pages to this Registration Statement)

99.1              2000 Stock Incentive Compensation Plan (1)


(1) Incorporated by reference to the Company's Registration Statement on Form S-8 (file No. 333-38696), as filed with the Commission on June 6, 2000.